Exhibit 1

CEMEX

February 13, 2014

CEMEX Day 2014

Legal Disclaimer CEMEX

This presentation contains certain forward-looking statements and information relating to CEMEX, S.A.B. de C.V. and its subsidiaries (collectively, “CEMEX”) that are based on its knowledge of present facts, expectations and projections, circumstances and assumptions about future events. Many factors could cause the actual results, performance or achievements of CEMEX to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others, changes in general economic, political, governmental, and business conditions globally and in the countries in which CEMEX operates, CEMEX’s ability to comply with the terms and obligations of the facilities agreement entered into with major creditors and other debt agreements, CEMEX’s ability to achieve anticipated cost savings, changes in interest rates, changes in inflation rates, changes in exchange rates, the cyclical activity of the construction sector generally, changes in cement demand and prices, CEMEX’s ability to benefit from government economic stimulus plans, changes in raw material and energy prices, changes in business strategy, changes in the prevailing regulatory framework, natural disasters and other unforeseen events and various other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or targeted. Forward-looking statements are made as of the date hereof, and CEMEX does not intend, nor is it obligated, to update these forward-looking statements, whether as a result of new information, future events or otherwise. Unless the context indicates otherwise, all references to pricing initiatives, price increases or decreases, refer to our prices for our products.

UNLESS OTHERWISE NOTED, ALL FIGURES ARE PRESENTED IN DOLLARS,

BASED ON INTERNATIONAL FINANCIAL REPORTING STANDARDS, AS APPLICABLE.

Copyright CEMEX, S.A.B. de C.V. and its subsidiaries.

CEMEX

February 13, 2014

Juan Romero

President – CEMEX Mexico

Mid single-digit growth outlook for 2014 CEMEX

Cement volume

guidance for 2014 1

Industrial & Commercial

Low single-digit growth

22%

Infrastructure

Double-digit growth

25%

Formal Residential

Low single-digit decline

16%

Informal Construction

Low single-digit growth

38%

2014 volumes expected to grow in the mid-single digits

(1) Weights are 2013 cement volumes

Significant increase in government’s investment budget CEMEX

Federal investment budget

(US$ B)

YoY

Category 2014 Growth

Roads 5.1 12%

Railways 1.6 910%

Ports 0.3 65%

Other 0.6 7400%

Transportation 7.5 54%

Energy 31.0 10%

Water 3.6 28%

Other 23.7 19%

Total 65.8 18%

Expect on-time execution in 2014

Operating rules for 2014 programs were ready and published before January

Department of Communications & Transportations (SCT) started an early bidding process for major 2014 projects

Technical studies for 92 SCT projects are ready, which would enable biddings

Authorized budget deficit of 1.5% of GDP

Source: SHCP, Cámara Mexicana de la Industria de la Construcción (CMIC), CEMEX estimates

Constant exchange rate: 12.85 MXP/USD

Expect 10% increase in cement volumes from highways and dams in 2014 CEMEX

FONADIN projects pipeline

Project

Investment (US$ M)

Highways 4,425

Palmillas – Apaseo el Grande 725

Tuxpan – Tampico 490

Periférico de Orizaba Stage I 470

Cardel – Poza Rica 450

Jala – Compostela – Banderas 390

15 other 1,900

Water 8,235

Eastern Emitter Tunnel 1,590

Monterrey VI 1,115

El Zapotillo 1,020

WTP Atotonilco 790

Cutzamala System 550

18 other 3,170

Total highways + water 12,660

CEMEX participation in major highways and dams

Recent completion

In construction

In pipeline for 2014

Source: SCT, CONAGUA, CEMEX estimates

Constant exchange rate: 12.85 MXP/USD

FONADIN: National Infrastructure Fund

Largest infrastructure plan in the history of Mexico CEMEX

National Infrastructure Plan 2013-2018

2013-2018 Real growth

(US$ B) versus 2006-2012

Transportation 44 11%

Roads 29 2%

Railways 7 59%

Ports 5 5%

Airports 3 30%

Communications 53 74%

Energy + Water 211 19%

TOTAL 304 25%

Source: Primer Informe de Gobierno (2013), SHCP, INEGI, CEMEX estimates

Value before Volume strategy to deliver growth CEMEX

Ready mix additional services + surcharges

Overtime

Long-distance delivery

Pumping

Minimum order

“Gross Minus Logic” structure for bagged cement

Gross (“street”) price per market

Customer size discount

Payment discount

Pick-up discount

Target price

Transition discount

Promotional discount

Project discount

Invoice price

Volume target fulfillment rebate

Construrama rebate

Net price

Service Manifesto

Includes and clarifies additional services offered

New and integrated solutions for contractors CEMEX

Asphalt projects converted

to concrete pavement

(Thousands of concrete m3)

~2x

233

2013

500

2014e

Cross-selling cement

through concrete salesforce

(Monthly tons per salesman)

~3x

34

2013

100

2014e

Grow the Pie

Growing the pie through new and existing customers

Complete set of solutions for concrete manufacturers CEMEX

Full product offering

% of ready-mixers and concrete products manufacturers buying both cement and aggregates

51%

27%

19%

Jan 13 Nov 13 1Q14e

Differentiated and value-based offer

Integrated cement, aggregates and admixtures offer

Opening of new admixtures plant in central Mexico

Technical assistance and certification

CEMEX

February 13, 2014

Karl Watson Jr.

President - CEMEX USA

We continue to see significant pent-up demand in the housing sector CEMEX

Housing starts

(‘000 units)

2,400

Multi-Family

Single Family

2,000

Steady-

state

1,600

1,600

1,200

800

400

0

00 02 04 06 08 10 12 14e 16e 18e

Cumulative housing excess (shortfall)

(‘000 units)

1,400

(4,600)

02 04 06 08 10 12 14e

Source: U.S. Census, CEMEX estimates

We expect residential to lead growth in 2014 CEMEX

Residential Sector

1 Housing market to continue recovering

2 Record high levels of affordability

3 Inventory levels have bottomed-out

4 Credit availability to gradually improve

’14e Cement

Demand

(YoY %)

18.8%

Non-Residential Sector

1 Commercial real estate prices increasing with occupancy rates and rents increasing

2 Commercial delinquency rates declining

3 Credit availability improving

10.4%

Public Sector

1 State fiscal situation improving, but sector lagging behind

2 MAP21 maintaining grant program, but expires in September

3 MAP21 expanding Federal direct loan program (TIFIA)

4 Concrete becoming more economical and greener than asphalt

3.2%

Source: CEMEX estimates

Most of our main markets expected to grow faster than the 11% national average CEMEX

Cement demand

(M tons, CAGR %)

16.0

05

+13%

9.1

14e

12.9

17e

CALIFORNIA

4.8

05

+20%

2.1

14e

3.7

17e

ARIZONA

15.1

05

15.1

14e

18.3

17e

+7%

TEXAS

12.3

05

+19%

5.6

14e

9.3

17e

FLORIDA

Texas to grow below national average but already above 2005 peak levels

Source: PCA, CEMEX estimates

A long way to go… but we’ve been there before CEMEX

Evolution of cement price and volume in the U.S.

1976 to 2012

Million tons 160 140 120 100 80 60 40 20 0 1976 1982 1988 Domestic Capacity 1994 Cement Demand Real Price Nominal Price 2000 Cement Imports 2006 $/ton 180 160 140 120 100 80 60 40 20 0 2012

Note: Cement demand includes Portland, Blended and Masonry cement. Source: USGS, PCA

Supported by favorable cement supply/demand dynamics CEMEX

U.S. cement supply / demand dynamics

(M tons)

Practical Capacity 72 2011 79 2012 82 2013 89 2014e 97 2015e 108 2016e 116 2017e Cement Demand

Note: Cement demand includes Portland, Blended and Masonry cement.

Source: USGS, PCA and CX estimates

Announced cement price increases for 2014



$8.8/mt (Jan)
$8.8/mt (Jul)
$8.8/mt (Apr)
$7.7/mt (Apr)
$7.7/mt (Oct)
$11.0/mt (Apr)
$5.5/mt (Oct)
$13.8/mt (Apr)
$11.0/mt (Jan)
$8.8/mt (Jul)
CEMEX Cement Plant

Successfully implementing ready-mix fees & surcharges strategy CEMEX

Ready-mix fees & surcharges

(US$ M)

100 +28%

`90

90

80 +60%

70

70

60

+58%

50 44

40

30 28

20

10

0

2011 2012 2013 2014 Target

Managing production costs throughout economic cycle CEMEX

Total production unitary costs

(2009 – 2014e CAGR)

Cement

+0.4%

2009 2014e

Aggregates

+0.3%

2009 2014e

Ready Mix

-1.3%

2009 2014e

Productivity levels above pre-crisis levels for cement and ready mix CEMEX

Productivity

(YoY change in volume per working hour)

Cement

+7% +4%

2007 2011 2012 2013

Aggregates

+6% +2%

2007 2011 2012 2013

Ready Mix

-1% +6%

2007 2011 2012 2013

Driving down our cost base CEMEX

SG&A 1

(as % of Revenue)

11.5% 11.7%

11.1% 10.8%

9.2%

2009 2010 2011 2012 2013

(1) SG&A excluding freight, distribution costs and depreciation

Proactively enhancing our asset base CEMEX

Divested Salem

assets

Odessa cement plant

expansion

Swapped cement

terminal

Sold Couch sand

quarries

Opened Houston

RMX plants

Swapped cement

terminal

JV with

Concrete Supply

Divested block

assets

Divested South

GA RMX plants

CEMEX Footprint

Cement

Ready-Mix

Aggregates

Asphalt

Concrete Pipe

Cement Terminals

Improving working capital management CEMEX

Working Capital

(Average Days)

89 -39%

79

70

60

55

2009 2010 2011 2012 2013

Strong operating leverage embedded in our business CEMEX

Operating leverage

(YoY change) Full-year operating leverage 30% 84% 103% 83% 79% 73% Revenue Revenue US$3.3 B US$3.1 B 43% 42% 38% 12% 1Q12 2Q12 3Q12 4Q12 1Q13 2Q13 3Q13 4Q13 2012 EBITDA US$43 M

2013 EBITDA US$255 M